UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☑       Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12
SCM MICROSYSTEMS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SCM MICROSYSTEMS, INC.
NOTICE OF ADJOURNMENT OF ANNUAL MEETING OF STOCKHOLDERS
TO NOVEMBER 3, 2006
TO OUR STOCKHOLDERS:
     This is to notify you that the Annual Meeting of Stockholders of SCM Microsystems, Inc. (the “Company”) has been adjourned to November 3, 2006, at 10:00 a.m. Pacific Standard Time, at SCM’s corporate headquarters, 41740 Christy Street, Fremont, California 94538. At the adjournment of the Annual Meeting, stockholders are being asked to act on the following matters:
1.	To elect two Class II directors to serve until the expiration of the term of the Class II directors or until their respective successors are duly elected and qualified or until they are removed or resign;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2006; and

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.
     Please refer to our proxy statement dated August 10, 2006 for a description of the foregoing matters to be considered at our 2006 Annual Meeting of Stockholders and for other information relating to our Annual Meeting. A copy of the proxy statement can be viewed or downloaded at www.scmmicro.com.
     Our Annual Meeting is being adjourned because we have not received proxies from the minimum quorum required to hold the meeting. The costs of continued solicitations are significant and divert management’s attention, and could result in material adverse impact on our Company and our shareholders.
     If you have any questions regarding our Annual Meeting, please call SCM Investor Relations at +49 89 9595 5140, email us at ir@scmmicro.com or write to us at SCM Microsystems, Inc., 41740 Christy Street, Fremont, California 94538, Attention: Investor Relations.
     Stockholders are urged to sign and return their proxy cards if they have not already done so. If you need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:
INNISFREE M&A INCORPORATED
1-888-750-5834 (Toll-free from the US and Canada)
00-800-7710-9970 (Free-phone from Germany and other EU countries)
     Thank you for your cooperation.
Sincerely,
SCM MICROSYSTEMS, INC.
Stephan Rohaly
Secretary
Fremont, California
October 6, 2006